Exhibit 10.1

EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”), dated as of November 5, 2019, is by and among (x) Mallinckrodt International Finance S.A., a société anonyme existing under the laws of Luxembourg (“MIFSA”), Mallinckrodt CB LLC, a Delaware limited liability company (“U.S. Co-Issuer” and, together with MIFSA, the “Issuers”), and, for purposes of Sections 3(e)-(h) and 4(g) only, Mallinckrodt plc, a public limited company incorporated in Ireland and the ultimate parent entity of the Issuers (“Mallinckrodt Parent”) and (y) each undersigned holder (each, a “Noteholder Party”, and collectively, the “Noteholder Parties”) of certain 4.875% Senior Notes due 2020 (the “Existing 4.875% 2020 Notes”), 4.750% Senior Notes due 2023 (the “Existing 4.750% 2023 Notes”), 5.625% Senior Notes due 2023 (the “Existing 5.625% 2023 Notes”) and 5.500% Senior Notes due 2025 (the “Existing 5.500% 2025 Notes” and, together with the 5.750% Senior Notes due 2022, Existing 4.750% 2023 Notes and Existing 5.625% 2023 Notes, the “Existing Non-2020 Notes” and, together with the Existing 4.875% 2020 Notes, the “Existing Notes”), in each case issued by MIFSA and, other than the Existing 4.750% 2023 Notes, U.S. Co-Issuer, under those certain indentures governing the Existing Notes (collectively, the “Indentures”). The Issuers and the Noteholder Parties are referred to herein collectively as the “Parties.”
RECITALS
WHEREAS, the Issuers have agreed to commence (a) offers to exchange (collectively, the “Exchange Offers”) the outstanding notes of each series of Existing Notes for certain newly issued notes of the Issuers and (b) solicitations of consents (the “Consents”) from holders of Existing Notes to the Proposed Amendments (as defined in the Offering Memorandum) to the Indentures (collectively, the “Consent Solicitations”), in each case pursuant to and subject to the terms and conditions set forth in an Offering Memorandum and Consent Solicitation Statement substantially in the form of Exhibit A hereto (as it may be amended in accordance with this Agreement, the “Offering Memorandum”); and
WHEREAS, subject to and concurrently with the consummation of the Exchange Offers, all of the Existing Notes beneficially owned by each Noteholder Party (or for which such Noteholder Party acts as discretionary investment manager, advisor or sub-advisor with authority to bind a beneficial owner of Existing Notes), including Existing Notes held through a custodial account beneficially owned by such Noteholder Party, will be exchanged for the applicable Total Offer Consideration (as defined in the Offering Memorandum) pursuant to a transaction separate from the Exchange Offers (the “Exchange”), it being understood that the Exchange shall not be subject to the proration that is applicable to the Exchange Offers for the Existing Non-2020 Notes set forth in the Offering Memorandum.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:
Section 1.Definitions. Unless otherwise indicated, capitalized terms not defined herein shall have the meanings ascribed to such terms in the Offering Memorandum.

Section 2.Representations and Warranties of the Noteholder Parties. Each Noteholder Party hereby represents and warrants, severally and not jointly, to Mallinckrodt Parent and the Issuers that the following statements are true and correct as of the date hereof (and, in the case of the last sentence of Section 2(d), as of each Additional Exchange Closing Date (if any)):

(a)Such Noteholder Party has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Noteholder Party and the performance of its obligations hereunder have been duly authorized by all necessary corporate or similar action on the part of such Noteholder Party.

(b)This Agreement has been duly and validly executed and delivered by such Noteholder Party. This Agreement constitutes the valid and binding obligation of such Noteholder Party, enforceable against such Noteholder Party in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)The execution, delivery and performance of this Agreement by such Noteholder Party, and such Noteholder Party’s compliance with the provisions hereof, will not (with or without notice or lapse of time, or both): (i) violate any provision of such Noteholder Party’s organizational or governing documents; (ii) violate any law or order applicable to such Noteholder Party; or (iii) require any consent or approval under, violate, result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on such Noteholder Party, except, in the case of clause (ii) and (iii) above, where not material to such Noteholder Party or its ability to perform its obligations under this Agreement or the transactions contemplated hereby.

(d)The principal amount of Existing Notes beneficially owned by such Noteholder Party (or for which such Noteholder Party acts as discretionary investment manager, advisor or sub-advisor with authority to bind a beneficial owner of the Subject Notes), including Existing Notes held through a custodial account beneficially owned by such Noteholder Party, as of the date hereof is set forth, together with its Depository Trust Corporation participant information with respect to such Subject Notes, on Schedule I hereto (the “Subject Notes”). Such Noteholder Party beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (or is acting in its capacity as discretionary investment manager, advisor or sub-advisor with authority to bind the beneficial owner of) the Subject Notes, or beneficially owns the custodial account through which such Subject Notes are held, free and clear of any liens, charges, claims, encumbrances, participations, security interests and similar restrictions and any other restrictions that could adversely affect the ability of such Noteholder Party to perform its obligations hereunder. As of each Additional Exchange Closing Date (if any), such Noteholder Party beneficially owns (or is acting in its capacity as discretionary investment manager, advisor or sub-advisor with authority to bind the beneficial owner of) the Additional Notes, or beneficially owns the custodial account through which such Subject Notes are held, free and clear of any liens, charges, claims, encumbrances, participations, security interests and similar restrictions and any other restrictions that could adversely affect the ability of such Noteholder Party to perform its obligations hereunder.

(e)Such Noteholder Party is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)

(f)Such Noteholder Party will acquire the New Notes for its own account or for the account of another for which it acts as discretionary investment manager, advisor or sub-advisor, for investment and not with a view to the distribution thereof or any interest therein in violation of the Securities Act or applicable state securities laws.

(g)Such Noteholder Party acknowledges for the benefit of the Mallinckrodt Group (including for the benefit of any person acting on behalf of any member of the Mallinckrodt Group, including, without limitation, any financial or other advisor of any of the foregoing acting for any member of the Mallinckrodt Group in connection with this Agreement and the transactions set forth herein) that it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the acquisition of the New Notes contemplated hereby and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit such Noteholder Party to evaluate the merits and risks of the acquisition of the New Notes contemplated hereby.

(h)Such Noteholder Party acknowledges that none of the Issuers, Mallinckrodt Parent, nor the other subsidiaries of Mallinckrodt Parent (all of the foregoing, the “Mallinckrodt Group”) intends to register the New Notes, any offer or sale thereof, the Exchange, the Additional Exchanges or the Exchange Offers under the Securities Act or the Exchange Act or any state securities laws.

(i)Such Noteholder Party acknowledges for the benefit of the Mallinckrodt Group (including for the benefit of any person acting on behalf of any member of the Mallinckrodt Group, including, without limitation, any financial or other advisor of any of the foregoing acting for any member of the Mallinckrodt Group in connection with this Agreement and the transactions set forth herein) that (i) the Mallinckrodt Group may be in possession of information about the Mallinckrodt Group (including material non-public information) that may impact the value of the Existing Notes and/or the New Notes, and may not be included in the information available to such Noteholder Party, (ii) notwithstanding any such informational disparity, such Noteholder Party has independently evaluated the risks and merits regarding the transactions contemplated by this Agreement, including with respect to the Exchange and the New Notes, and wishes to enter into this Agreement and consummate the transactions contemplated hereby in accordance with its terms, (iii) no member of the Mallinckrodt Group or any other person acting on behalf of any member of the Mallinckrodt Group, including, without limitation, any financial advisor of any of the foregoing, has made or is making any representation or warranty to such Noteholder Party or any other person, whether express or implied, of any kind or character (including, without limitation, as to accuracy or completeness of any information or as to the creditworthiness of the Issuers or the New Notes or as to the transactions contemplated by this Agreement), and (iv) such Noteholder Party is not relying upon, and has not relied upon, any representation or warranty made by any person regarding the transactions contemplated by this Agreement or otherwise, except, in the case of clauses (iii) and (iv), for the representations and warranties of the Issuers contained in this Agreement.

(j)Such Noteholder Party acknowledges for the benefit of the Mallinckrodt Group (including for the benefit of any person acting on behalf of any member of the Mallinckrodt Group, including, without limitation, any financial or other advisor of any of the foregoing acting for any member of the Mallinckrodt Group in connection with this Agreement and the transactions set forth herein) that it has made its own independent assessment, to its satisfaction, concerning any and all legal, regulatory, tax, credit, business and financial considerations with respect to the Mallinckrodt Group, the Existing Notes and the New Notes in connection with its acquisition of the New Notes contemplated hereby.

(k)Such Noteholder Party acknowledges that the New Notes to be issued in each Additional Exchange may not be part of the “same issue” as the New Notes issued in the Exchange for purposes of Treasury Regulations Section 1.1275-1(f) and/or Treasury Regulations Section 1.1275-2(k).

Section 3.Representations and Warranties of the Issuers. Each Issuer (and, solely with respect to Sections 3(e)-(h), Mallinckrodt Parent) hereby represents and warrants, severally and not jointly, to the Noteholder Parties that the following statements are true and correct as of the date hereof:

(a)Such Issuer has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Issuer and the performance of its obligations hereunder have been duly authorized by all necessary corporate or similar action on the part of such Issuer. No other votes, written consents, actions or proceedings by or on behalf of such Issuer are necessary to authorize this Agreement or the performance of its obligations hereunder.

(b)This Agreement has been duly and validly executed and delivered by such Issuer. This Agreement constitutes the valid and binding obligation of such Issuer, enforceable against such Issuer in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)The execution, delivery or performance of this Agreement by such Issuer and such Issuer’s compliance with the provisions hereof will not (with or without notice or lapse of time, or both): (i) violate any provision of the organizational or governing documents of such Issuer; (ii) violate any law or order applicable to any member of the Mallinckrodt Group; or (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on any member of the Mallinckrodt Group or on any of their respective properties or assets (including, without limitation, any indentures, credit facilities or agreements under which any member of the Mallinckrodt Group has issued debt securities or has outstanding indebtedness), except, in the case of clause (ii) and (iii) above, where not reasonably likely to have a material adverse effect on the ability of the Issuers to perform their respective obligations under this Agreement or the transactions contemplated hereby.

(d)The Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected information, such Issuer represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(e)The New Notes to be issued by the Issuers to the Noteholder Parties pursuant to those certain indentures to be entered into in connection with the Exchange and the Exchange Offers (collectively, the “New Indentures”) will, upon issuance thereof, have been duly authorized for issuance and sale pursuant to this Agreement and the applicable New Indenture and, upon issuance thereof, will have been duly executed by the Issuers and, when authenticated in the manner to be provided for in the New Indenture and delivered in exchange for the Subject Notes or the Additional Notes (if any), will constitute valid and binding obligations of such Issuer, enforceable against such Issuer in accordance with their respective terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the New Indenture.

(f)The New Indenture (including the guarantees set forth therein) and each Note Document to be entered into on the Settlement Date, will be duly authorized by such Issuer and guarantors party thereto and will constitute a valid and binding agreement of such Issuer and guarantors party thereto, enforceable against such Issuer and guarantors party thereto in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) the need for filings and registrations necessary to perfect any security granted thereby and (iv) the effect of any requirements of law as they relate to pledges of equity interests in any subsidiaries organized outside of the United States (other than pledges made under the laws of the jurisdiction of formation of the issuer of such equity interests).

(g)The execution, delivery and performance by such Issuer and Mallinckrodt Parent of this Agreement and the consummation of the transactions contemplated hereby, including commencement and consummation of the Exchange, the Additional Exchanges (if any), the Exchange Offers and the Consent Solicitations, do not and will not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to (with or without due notice, lapse of time, or both), any governmental authority, other than (i) Current Reports on Form 8-K filed or furnished by Mallinckrodt plc with respect to the Exchange, the Additional Exchanges (if any), the Exchange Offers and the Consent Solicitations, (ii) such as have been made or obtained and are in full force and effect, (iii) filings of Uniform Commercial Code financing statements and other registrations or filings in connection with the perfection of security interests granted pursuant to the Collateral Documents, (iv) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdiction and equivalent filings in foreign jurisdictions and (v) such registrations, filings, consents, approvals, notices or other actions that, if not obtained or made, would not reasonably be likely to have a material adverse effect on the ability of the Issuers to perform their respective obligations under this Agreement or the transactions contemplated hereby.

(h)Following the Cleansing Disclosures (as defined below), Mallinckrodt Parent shall have disclosed all material, non-public information regarding the Mallinckrodt Group (if any) provided or made available to the Noteholder Parties or their Representatives (as defined in the Confidentiality Agreement (as defined below)) by Mallinckrodt Parent or any of its Representatives in connection with the transactions contemplated by this Agreement or otherwise on or prior to the date hereof. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, after giving effect to the Cleansing Disclosures, Mallinckrodt Parent expressly acknowledges and agrees that the Noteholder Parties and their affiliates shall not have any duty of trust or confidence with respect to, or a duty not to trade on the basis of, any information regarding the Mallinckrodt Group provided (i) on or prior to the date of such Cleansing Disclosure in connection with the transactions contemplated by this Agreement or otherwise or (ii) in violation of the last sentence of Section 4(g) below, in each case to the Noteholder Parties or their Representatives by Mallinckrodt Parent, the Issuers or any of their respective Representatives.

Section 4.Covenants.

(a)Each Issuer covenants and agrees that it will (i) commence the Exchange Offers and the Consent Solicitations by November 5, 2019 in accordance with the terms set forth herein and (ii) use commercially reasonable efforts to cause the conditions to the Exchange Offers and the Consent Solicitations set forth in the Offering Memorandum to be satisfied as promptly as practicable. The Noteholder Parties acknowledge and agree that nothing in this Agreement shall (x) require any Issuer to amend, modify or waive any of the terms or conditions of, or extend, the Exchange Offers or the Consent Solicitations, or (y) restrict the termination of any Exchange Offer or Consent Solicitation if any of the conditions thereto have not been satisfied notwithstanding compliance with clause (ii) of the preceding sentence.

(b)Each Issuer covenants and agrees that it will not (i) amend or modify so as to make materially more difficult to satisfy any of the conditions to the Exchange Offers or the Consent Solicitations set forth in the Offering Memorandum, or (ii) amend, modify or waive any of the terms or conditions of the Exchange Offers or the Consent Solicitations set forth in the Offering Memorandum in a manner materially adverse to the Noteholder Parties (it being understood that (x) changes in timing reasonably determined by the Issuers to be required under law or required to be made if the Noteholder Parties do not timely comply with their obligations pursuant to this Agreement, the making of additional informational disclosures regarding any member(s) of the Mallinckrodt Group and the matters set forth in Annex I will, in each of the foregoing cases, not be deemed adverse to the Noteholder Parties and (y) reduction in Total Offer Consideration or changes in the collateral package, or reduction in interest rates of or lengthening the maturity of the New Notes, in each case, shall be deemed materially adverse to the Noteholder Parties), in each case, without the prior written consent of each of the Noteholder Parties so adversely affected.

(c)Each Issuer covenants and agrees that (i) the New Notes and guarantees thereof will be issued pursuant to and in compliance with an applicable exemption or exemptions from registration under the Securities Act and (ii) the Exchange Offers will comply in all material respects with all applicable provisions of Section 14(e) of the Exchange Act and Regulation 14E thereunder.

(d)Each Noteholder Party covenants and agrees that it will not sell any of the New Notes to be received by such Noteholder Party pursuant to this Agreement unless such sale has been registered under the Securities Act and applicable state securities laws or an exemption from registration is available for such sale.

(e)If any Noteholder Party instructs the Issuers to register New Notes in the name of a person other than such Noteholder Party, such Noteholder Party will be responsible for the payment of any transfer, documentary, court, stamp or similar taxes (“Transfer Taxes”) imposed with respect to the tender of the Subject Notes. In addition, if Transfer Taxes are imposed for any reason other than the transfer and tender to the Issuers, the amount of those Transfer Taxes, whether imposed on any Noteholder Party or any other person, will be payable by the applicable Noteholder Party or Parties.

(f)The Issuers shall be entitled to deduct and withhold such amounts as are required to be deducted and withheld under applicable U.S. federal, state, local and foreign tax law (including U.S. federal backup withholding) with respect to the exchange of the Subject Notes for the New Notes. To the extent such amounts are deducted and withheld and paid over to the applicable taxing authority, such amounts shall be treated for all purposes of this Agreement as having been made to the person in respect of whom such deduction and withholding was made.

(g)Mallinckrodt Parent covenants and agrees that, on or prior to opening of trading on November 5, 2019, it shall disclose in accordance with the next sentence all material terms of the transactions contemplated by this Agreement and all Confidential Information (as defined in the Confidentiality Agreement, dated as of October 23, 2019, among Mallinckrodt Parent and Deerfield Management Company, L.P. (Series C) (the “Confidentiality Agreement”)), if any, in each case, that constitutes material non-public information regarding the Mallinckrodt Group (such disclosures, the “Cleansing Disclosures”). Such Confidential Information shall be disclosed on Form 10-Q or Form 8-K filed or furnished in accordance with the Exchange Act. Notwithstanding any affirmative disclosure obligations of Mallinckrodt Parent or the Issuers pursuant to the terms of this Agreement or anything else to the contrary contained herein, Mallinckrodt Parent and each Issuer shall not, and shall cause each of its respective officers, directors, employees, affiliates and agents to not, provide any Noteholder Party with any material non-public information with respect to the Mallinckrodt Group from and after the filing of the Cleansing Disclosures without the express prior written consent of such Noteholder Party, other than pursuant to customary “wall-crossing” procedures.

(h)If, prior to the Exchange Closing, any Issuer enters into an agreement with a holder of any Existing Notes other than the Noteholder Parties that entitles such holder to exchange its Existing Notes of any series for an aggregate principal amount of New Notes that is greater than the applicable Total Offer Consideration for such series of Existing Notes, or for consideration other than New Notes, the Issuers shall, upon the Noteholder Parties’ request, use commercially reasonable efforts to negotiate an amendment to this Agreement providing the Noteholder Parties with the opportunity to exchange their Existing Notes of such series for the same proportionate mix of consideration (subject to the same proportionate proration and/or cap, if applicable) as agreed with such other holder for the applicable series of Existing Notes.

Section 5.Agreement to Exchange Subject Notes and Deliver Consents; Additional Exchanges.

(a)The Parties’ obligations to consummate the closing of the Exchange (the “Exchange Closing”) shall be subject only to the condition that the Settlement Date shall be occurring on the same date as the Exchange Closing (the date of the Exchange Closing, the “Exchange Closing Date”). Each Noteholder Party agrees (i) to exchange, at the Exchange Closing, all of the Subject Notes for the applicable Total Offer Consideration (including the Early Participation Premium) on the terms set forth in the Offering Memorandum (including the terms of the New Notes), it being understood that the Exchange shall not be subject to the proration that is applicable to the Exchange Offers for the Existing Non-2020 Notes set forth in the Offering Memorandum, and (ii) to deliver, at or prior to the Exchange Closing, its consents to the Proposed Amendments pursuant to the terms and conditions set forth in the Offering Memorandum.

(b)Each Noteholder Party shall have the option, from the period beginning immediately after the Exchange Closing and ending on the day that is 60 calendar days after the Exchange Closing Date (the “Additional Exchange Period”), to exchange any Existing Notes of which such Noteholder Party becomes the beneficial owner (or becomes the discretionary investment manager, advisor or sub-advisor with authority to bind the beneficial owner of such Existing Notes, including Existing Notes that become held through a custodial account beneficially owned by such Noteholder

Party) after the execution hereof (collectively, the “Additional Notes”) with the Issuers for the same Total Offer Consideration that applies to the applicable series of Existing Notes in the Exchange (an “Additional Exchange”); provided, that the aggregate principal amount of New Notes to be issued in Additional Exchanges shall not exceed $100,000,000; provided, further, that the aggregate principal amount of New Notes to be issued in Additional Exchanges for Existing Non-2020 Notes shall not exceed $75,000,000. Each Noteholder Party that desires to exercise its option to effect an Additional Exchange shall deliver a written notice to the Issuers during the Additional Exchange Period irrevocably electing to effect an Additional Exchange and specifying the aggregate principal amount of each series of Existing Notes to be exchanged pursuant thereto. The closing of an Additional Exchange (the “Additional Exchange Closing”) shall occur on the date that is six (6) business days after the written notice specified in the preceding sentence is received by the Issuers (the “Additional Exchange Closing Date”). There shall be no more than five Additional Exchanges; provided that the aggregate principal amount of New Notes to be issued in each Additional Exchange shall not be less than the lesser of (x) $10,000,000 and (y) the entire remaining amount available with respect to Additional Exchanges.

(c)On the Exchange Closing Date and each Additional Exchange Closing Date (if any), each Noteholder Party shall deliver (i) the Subject Notes and the Additional Notes (if any), as applicable, to such account or accounts as the Issuers shall specify prior to the Exchange Closing Date or Additional Exchange Closing Date, as applicable, by book-entry transfer through the facilities of The Depository Trust Company (“DTC”) or otherwise as agreed by the Issuers and such Noteholder Party and (ii) a properly completed and executed IRS Form W-9 to the Issuers.

(d) On the Exchange Closing Date and each Additional Exchange Closing Date (if any), the Issuers shall deliver, or shall cause to be delivered, to each Noteholder Party, against delivery of the Subject Notes or the Additional Notes (if any), as applicable, to be exchanged therefor, one or more certificates in global form for the applicable New Notes to be received in exchange for the Subject Notes or Additional Notes (if any) hereunder, registered in the name of DTC or its nominee, and in the aggregate principal amount of the applicable New Notes equal to the applicable Total Offer Consideration for each $1,000 principal amount of Subject Notes so delivered and credited to such DTC or other account as such Noteholder Party directs.

Section 6.Restrictions on Subject Notes. During the term of this Agreement, each Noteholder Party agrees that it will not (a) tender any Subject Notes into any of the Exchange Offers or (b) without the prior written consent of the Issuers, other than pursuant to the terms hereof, directly or indirectly, by operation of law or otherwise, sell, transfer, pledge, deposit, hypothecate, assign or otherwise dispose of (including by gift) or encumber, or enter into any contract, agreement, arrangement or understanding with respect to the sale, transfer, conversion, pledge, deposit, hypothecation, assignment or other disposition or encumbrance of, any Subject Notes held by such party to any person or entity (each, a “Transfer”). This Agreement shall in no way be construed to preclude any Noteholder Party from acquiring additional Existing Notes after the execution of this Agreement; provided, that any such Existing Notes acquired after the execution of this Agreement shall, upon acquisition, not become Subject Notes subject to the terms of this Agreement, and no member of the Mallinckrodt Group shall have any obligation to purchase such additional Existing Notes other than pursuant to the applicable Exchange Offer (to the extent validly tendered pursuant thereto and not validly withdrawn) or any Additional Exchange (to the extent validly exercised); and provided, further, that nothing contained herein shall prevent or prohibit any Noteholder Party from tendering such additional Existing Notes in the applicable Exchange Offer. Any purported Transfer of the Subject Notes in violation of this Section 6 will be null and void ab initio.

Section 7.Further Assurances. Each of the Parties hereby further covenants and agrees to use their reasonable best efforts, as expeditiously as possible and during the term of this Agreement, to perform their respective obligations under this Agreement and take such actions as may be reasonably necessary under this Agreement to consummate the Exchange, the Exchange Offers and the Consent Solicitations.

Section 8.Termination.

(a)This Agreement and the obligations of the Parties hereunder will terminate:

(i)upon the earliest of (A) the mutual written consent of the Parties; (B) the later of (1) the expiration of the Additional Exchange Period and (2) if there is an Additional Exchange in respect of which the Additional Exchange Closing Date has not occurred on or prior to the expiration of the Additional Exchange Period, the Additional Exchange Closing Date with respect to such Additional Exchange; and (C) the termination of the Exchange Offers prior to the consummation thereof;

(ii)as to the Noteholder Parties at the sole discretion of the Noteholder Parties, upon written notice delivered to the Issuers (or, in the case of clause (C) below, automatically and without notice from the Noteholder Parties), if at any time: (A) any Issuer has (1) (x) breached Section 4(b) (disregarding for this purpose the references to “materially” in clauses (i) and (ii) thereof) or (y) materially breached any of its other covenants or agreements or (2) materially breached its representations or warranties (or, in the case of any representation or warranty set that is qualified by material adverse effect, breached such representation or warranty) (each, a “Terminating Company Breach”), provided, if such Terminating Company Breach is capable of being cured, that such Terminating Company Breach has not been cured within five (5) business days following written notice of such breach to the Issuers; (B) a material adverse effect on (1) the general affairs, business, consolidated financial condition or consolidated results of operations of Mallinckrodt plc and its subsidiaries taken as a whole or (2) the ability of the Issuers to perform their respective obligations under this Agreement or the transactions contemplated hereby has, in either case, occurred since the date of this Agreement (provided, that none of (x) any change in the trading prices of any securities or loans of the Mallinckrodt Group, in and of itself, or (y) the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, the public announcement of any of the foregoing, or any actions expressly required by, or the failure to take any action expressly prohibited by, the terms of this Agreement, shall constitute such a material adverse effect); (C) any of Mallinckrodt Parent or another member of the Mallinckrodt Group (or members collectively) that would, individually or in the aggregate, constitute a “Significant Subsidiary” of Mallinckrodt Parent (within the meaning of Rule 1-02 under Regulation S-X promulgated by the United States Securities and Exchange Commission) (a “Significant Subsidiary”) has or have commenced any voluntary case seeking relief under Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any other similar federal or state law (a “Bankruptcy Law”), or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against Mallinckrodt Parent or any Significant Subsidiary (or entities that in the aggregate would constitute a Significant Subsidiary) in an involuntary case and such order or decree remains unstayed and in effect for 60 days, (D) the Exchange Closing has not occurred in accordance with the terms hereof on or prior to December 20, 2019, (E) any Issuer amends or modifies the terms or conditions of the Exchange Offers set forth in the Offering Memorandum, or enters into an agreement with a holder of any Existing Notes other than the Noteholder Parties, in either case to provide for the exchange of Existing Notes for notes other than the New Notes or (F) any Issuer enters into an agreement with a holder of any Existing Notes other than the Noteholder Parties that entitles such holder to participate in the Exchange Offers or any similar exchange on terms or conditions with respect to economics (including Total Offer Consideration) that are more favorable to such holder in any material respect than the terms and conditions applicable to the Exchange by the Noteholder Parties; and

(iii)as to the Noteholder Parties at the sole discretion of the Issuers, upon written notice delivered to the Noteholder Parties, if any Noteholder Party has (A) materially breached its covenants or agreements or (B) materially breached any of its representations or warranties (or, in the case of any representation or warranty that is qualified by “material adverse effect”, “materiality” or other materiality qualifier, breached such representation or warranty) (each, a “Terminating Noteholder Party Breach”), provided, if such Terminating Noteholder Party Breach is capable of being cured, that such Terminating Noteholder Party Breach has not been cured within five (5) business days following written notice of such breach to the Noteholder Parties.

(b)Notwithstanding anything herein to the contrary, no termination of this Agreement shall relieve or otherwise limit the liability of any Party for any breach of this Agreement occurring prior to such termination. Section 12 shall survive termination of this Agreement.

Section 9.Agreements Coupled with an Interest. The agreements contained herein relating to tendering and delivery of consents are coupled with an interest and, except as expressly contemplated herein, may not be revoked during the term of this Agreement.

Section 10.Waivers and Amendments. This Agreement may be amended, modified, altered or supplemented only by a written instrument executed by all of the Parties. Any failure of a Party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver. No delay on the part of any Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof; nor will any waiver on the part of any party to this Agreement of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 11.Holder Waiver. Each Noteholder Party acknowledges and agrees that the exchange of any Existing Notes pursuant to the Exchange or any Additional Exchange shall effect a Holder Waiver with respect to such Existing Notes and the related Indenture.

Section 12.Miscellaneous.

(a)Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in Person by courier service or messenger or sent by email or (ii) on the next business day if transmitted by international overnight courier, in each case as follows:

If to any Issuer or Mallinckrodt Parent, addressed to:
Mallinckrodt International Finance S.A.
124, boulevard de la Pétrusse
L - 2330 Luxembourg
R.C.S. Luxembourg: B172865
Attention: Marie Luporsi
Email: Marie.Luporsi@mnk.com
Phone: +352 27 17 72 11

with a copy to (for informational purposes only):
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Eric M. Rosof and Victor Goldfeld
Email: EMRosof@wlrk.com and VGoldfeld@wlrk.com
Phone: (212) 403-1005

If to a Noteholder Party, addressed to it at the address set forth on such Noteholder Party’s signature page attached hereto.
with a copy to (for informational purposes only):
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Ari B. Blaut
Email: blauta@sullcrom.com
Phone: (212) 558-1656

(b)Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(c)Venue. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees that any legal action, suit, or proceeding with respect to any matter under or arising out of or in connection with this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a court of competent jurisdiction located in the City of New York. Each Party irrevocably waives any objection it may have to the venue of any action, suit, or proceeding brought in such court or to the convenience of the forum.

(d)Personal Jurisdiction. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of a court of competent jurisdiction located in the City of New York for purposes of any action, suit or proceeding arising out of or relating to this Agreement.

(e)Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT

ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(E).

(f)Remedies. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of appropriate jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided in this Agreement, any and all remedies in this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(g)Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(h)Assignment. This Agreement and the rights and obligations hereunder may not be assigned or otherwise transferred by any Party by operation of law or otherwise without the prior written consent of the other Parties; provided that any Noteholder Party may assign its respective rights hereunder to any of the other Noteholder Parties (including any affiliate of the Noteholder Parties that agrees to become a party hereto pursuant to a customary joinder reasonably acceptable to the Parties) (it being understood that no such assignment shall relieve any Noteholder Party of its obligations hereunder). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment in violation of the foregoing shall be null and void ab initio.

(i)No Third-Party Beneficiaries. Unless expressly stated or referred to herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary of this Agreement.

(j)Prior Agreements. This Agreement supersedes all prior negotiations and agreements among the Parties with respect to the matters set forth herein.

(k)Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Facsimile copies or “PDF” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

(l)Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(m)Acknowledgement. This Agreement is not and shall not be deemed to be a solicitation for any Exchange Offer or any Consent Solicitation.

(n)Interpretation. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above set forth.

MALLINCKRODT INTERNATIONAL FINANCE S.A.
By:
Name:
Title:

MALLINCKRODT CB LLC
By:
Name:
Title:

MALLINCKRODT PLC (for purposes of Sections 3(e)-(h) and 4(g) only)
By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above set forth.

NOTEHOLDER PARTIES

DEERFIELD PARTNERS, L.P.

By:
Name:
Title:
Address:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:
Name:
Title:
Address:

DEERFIELD PRIVAE DESIGN FUND IV, L.P.

By:
Name:
Title:
Address: